PFT (Putnam Funds Trust) Putnam Global Industrials Fund Period ending
8/31/16

1.	Amendment to Bylaws dated as of April 22, 2016 Incorporated by reference to PostEffective Amendment No. 236 to the Registrants
Registration Statement filed on June 27, 2016.
2.	SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule
A amended as of March 24, 2016 Incorporated by reference to PostEffective Amendment No. 232 to the Registrants Registration
Statement filed on March 29, 2016.